Exhibit 4.1

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED INDENTURE
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED INDENTURE (this “Amendment”), is made as of September 29, 2017 (the “Effective Date”) by Piper Jaffray & Co., a corporation organized under the laws of the State of Delaware (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation (the “Trustee”). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Second Amended and Restated Indenture, dated as of June 11, 2012, by and between the Issuer and the Trustee (the “A&R Indenture”).
RECITALS
WHEREAS, the Issuer and the Trustee previously entered into the A&R Indenture governing the Issuer’s Series A CP Notes; and
WHEREAS, the Issuer desires to amend the A&R Indenture.
AGREEMENT
NOW, THEREFORE, in consideration of the agreements made herein, and for such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to the A&R Indenture.

(a)	Amendment to Section 2.02. The first sentence of Section 2.02 of the A&R Indenture is hereby amended in its entirety to read as follows:

“The Series A CP Notes shall be issued in minimum purchase amounts of $100,000, deliverable denominations of $100,000, and integral multiples of $5,000 in excess thereof.”

(b)	Amendment to Section 5.18. Section 5.18 of the A&R Indenture is hereby amended in its entirety to read as follows:
“Neither the Issuer or any Affiliate thereof as Holders of any Series A CP Notes issued pursuant to this Indenture related thereto shall have any rights to direct the Trustee to take any action in respect of the Series A CP Notes pursuant to this Indenture, unless the Issuer or Affiliate owns 100% of the outstanding Series A CP Notes or no Series A CP Notes are then outstanding.”

(c)	Amendment to Section 6.01(g). Section 6.01(g) of the A&R Indenture is hereby amended in its entirety to read as follows:

“The Trustee shall have no power to vary the Collateral, including (i) accepting any substitute Collateral, (ii) adding any other investment, obligation, or security to the Collateral or (iii) withdrawing investments from the Collateral. Notwithstanding the foregoing or any other provision to the contrary in this Indenture, if the Trustee shall receive a direction from (i) 100% of the Series A CP Noteholders (including the Issuer or an Affiliate to vary the Collateral in accordance with Section 5.18) or (ii) from the Issuer if no Series A CP Notes are then outstanding, the Trustee shall be authorized to vary the Collateral in accordance with such direction.”
2.No Further Amendments. Except as set forth above, the terms and conditions of the A&R Indenture shall remain in full force and effect without amendment thereto. In the event of a conflict between the A&R Indenture and this Amendment, the terms and conditions of this Amendment shall control.

3.Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts-of-law principles thereof, other than Sections 5-1401 and 5-1402 of the General Obligations Law, applicable to agreements made and to be performed therein.

4.Counterparts. This Amendment may be executed in any number of counterparts, each of which will be enforceable against the parties executing such counterparts, and all of which together will constitute one instrument.

5.Facsimile or PDF Execution and Delivery. A facsimile, portable document format, or other reproduction of this Amendment may be executed by one or more parties, and an executed copy of this Amendment may be delivered by one or more parties by facsimile or portable document format, and such execution and delivery will be considered valid, binding and effective for all purposes.

6.Effectiveness of Amendment; Binding on all Series A CP Noteholders. Upon execution of this Amendment by the Issuer and the Trustee (as provided in Section 9.01 of the A&R Indenture), this Amendment shall amend the A&R Indenture and shall be deemed binding on all Series A CP Noteholders.

[Signature page follows]

WAS:318547.2
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.
ISSUER:
PIPER JAFFRAY & CO.

By:    /s/ Timothy L. Carter
Name:    Timothy L. Carter
Title:    Treasurer

TRUSTEE:

THE BANK OF NEW YORK MELLON

By:    /s/ Ignazio Tamburello
Name:    Ignazio Tamburello
Title:    Vice President